Exhibit 99.1

Ichor Announces $50 Million Increase to Share Repurchase Program

Incremental Buyback Program Follows $50 Million Plan Completed in July 2018

FREMONT, Calif., August 20, 2018 – Ichor Holdings, Ltd. (NASDAQ: ICHR), a leader in the design, engineering, and manufacturing of critical fluid delivery subsystems for semiconductor capital equipment, today announced that its board of directors has authorized the repurchase of up to an additional $50 million of the Company’s ordinary shares, incremental to the $50 million of repurchases completed between February and July of 2018.

“We expect 2018 will be another record revenue year for Ichor, with revenue growth outperforming the industry, along with increasing gross and operating margins year-over-year, record earnings, and significant free cash flow generation,” commented Chairman and CEO Tom Rohrs. “Earlier this year we announced a $50 million share repurchase program, which we completed in July, purchasing 2.2 million shares at average price of $22.78. Ichor’s management team and board of directors firmly believe in our long-term growth prospects, and we are also committed to efficient capital allocation. Given our continued confidence in the strength of the Company and our outlook for strong free cash flow generation, we have allocated an additional $50 million in capital toward opportunistic stock repurchases.”

This $50 million increase in the share repurchase program is effective immediately and will be funded using a combination of our available cash, future cash flows, and incremental borrowing under our revolving credit facility. Share repurchases under this program may be made through open market or privately negotiated transactions, at times and in such amounts as the board and management deem appropriate, subject to market conditions and other factors, and in accordance with applicable regulatory requirements. The share repurchase program does not obligate us to repurchase any dollar amount or number of shares, and we may commence, suspend or discontinue purchases of ordinary shares under this authorization at any time or periodically without prior notice.

As of June 29, 2018, we had $63 million in cash, $190 million in total long-term debt, and approximately 25.3 million shares outstanding. Given the share repurchases completed in the third quarter to date, we estimate our weighted-average fully-diluted share count to be 24.7 million shares for the third quarter.

About Ichor

We are a leader in the design, engineering and manufacturing of critical fluid delivery subsystems and components for semiconductor capital equipment. Our product offerings include gas and chemical delivery subsystems, collectively known as fluid delivery subsystems, which are key elements of the process tools used in the manufacturing of semiconductor devices. Our gas delivery subsystems deliver, monitor and control precise quantities of the specialized gases used in semiconductor manufacturing processes such as etch and deposition. Our chemical delivery subsystems precisely blend and dispense the reactive liquid chemistries used in semiconductor manufacturing processes such as chemical-mechanical planarization, electroplating, and cleaning. We also manufacture precision machined components, weldments, and proprietary products for use in fluid delivery systems for direct sales to our customers. We also manufacture certain components for internal use in fluid delivery systems and for direct sales to our customers. This vertically integrated portion of our business is primarily focused on metal and plastic parts that are used in gas and chemical systems, respectively. We are headquartered in Fremont, CA. www.ichorsystems.com.

Safe Harbor Statement

Certain statements in this release are "forward-looking statements" made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as "guidance," "expects," "intends," "projects," "plans," "believes," "estimates," "targets," "anticipates," “look forward,” and similar expressions are used to identify these forward-looking statements. Our expectations about full year results are subject to revision. Accordingly, as we complete our normal quarter-end and year-end closing and review processes, actual results could differ materially from these preliminary expectations.

Examples of forward-looking statements include, but are not limited to, statements regarding expected revenue, margin and cash flow performance for 2018, as well as any other statement that does not directly relate to any historical or current fact. Forward-looking statements are based on management’s current expectations and assumptions regarding Ichor’s business and industry, the economy and other future conditions, which may not prove to be accurate. These statements are not guarantees and are subject to risks, uncertainties and changes in circumstances that are difficult to predict. Accordingly, you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. Many factors could cause actual results to differ materially and adversely from these forward-looking statements, including:  (1) dependence on expenditures by manufacturers and cyclical downturns in the semiconductor capital equipment industry, (2) reliance on a very small number of original equipment manufacturers for a significant portion of sales, (3) negotiating leverage held by our customers, (4) competitiveness and rapid evolution of the industries in which we participate, (5) risks associated with weakness in the global economy and geopolitical instability, (6) keeping pace with developments in the industries we serve and with technological innovation generally, (7) designing, developing and introducing new products that are accepted by original equipment manufacturers in order to retain our existing customers and obtain new customers, (8) managing our manufacturing and procurement process effectively, (9) defects in our products that could damage our reputation, decrease market acceptance and result in potentially costly litigation, (10) unexpected warranty and performance guarantee claims, (11)  dependence on a limited number of suppliers and (12) the integration of recent acquisitions with Ichor, including the ability to retain customers, suppliers and key employees. Additional information concerning these and other factors can be found in Ichor's filings with the Securities and Exchange Commission (the “SEC”), including other risks, relevant factors and uncertainties identified in the "Risk Factors" section of Ichor's Annual Report on Form 10‑K filed with the SEC on March 13, 2018, and subsequent filings with the SEC.

All forward-looking statements in this press release are based upon information available to us as of the date hereof, and qualified in their entirety by this cautionary statement. We undertake no obligation to update or revise any forward-looking statements contained herein, whether as a result of actual results, changes in Ichor’s expectations, future events or developments, or otherwise, except as required by law.

Contact:

Jeff Andreson, CFO 510-897-5200

Claire McAdams, IR 530-265-9899

IR@ichorsystems.com

Source: Ichor Holdings, Ltd.